LIFEN, INC.

                       COMMON STOCK PURCHASE AGREEMENT

                                 MAY 15, 2002



                              TABLE OF CONTENTS

									    Page
1. Purchase and Sale of Stock................................................. 1
    1.1	 Authorization and Sale of Common Stock............................... 1
    1.2	 Closing.............................................................. 1
    1.3	 Right to Purchase Additional Shares.................................. 1
2. Representations and Warranties of the Company.............................. 4
    2.1	 Organization, Good Standing and Qualification........................ 4
    2.2	 Capitalization and Voting Rights..................................... 5
    2.3	 Subsidiaries......................................................... 5
    2.4	 Authorization........................................................ 5
    2.5	 Valid Issuance of Common Stock....................................... 6
    2.6	 No General Solicitation or Advertising in Regard to this Transaction. 6
    2.7	 Governmental Consents................................................ 6
    2.8	 Offering............................................................. 6
    2.9	 Litigation........................................................... 6
    2.10 Compliance with Other Instruments.................................... 7
    2.11 Agreements; Action................................................... 7
    2.12 Related-Party Transactions........................................... 8
    2.13 Current Reports...................................................... 8
    2.14 SEC Documents........................................................ 8
    2.15 No Liabilities....................................................... 9
    2.16 Changes.............................................................. 9
    2.17 Tax Returns..........................................................10
    2.18 Environmental and Safety Laws........................................11
    2.19 Disclosure...........................................................11
    2.20 Registration Rights..................................................11
    2.21 Corporate Documents; Minute Books....................................11
    2.22 Title to Property and Assets.........................................11
    2.23 Employee Benefit Plans...............................................12
    2.24 No Misrepresentation.................................................12
3. Representations and Warranties of each Investor............................12
    3.1  Authorization........................................................12
    3.2	 Purchase Entirely for Own Account....................................12
    3.3	 Disclosure of Information............................................12
    3.4	 Investment Experience................................................13
    3.5	 Accredited Investor..................................................13
    3.6	 Restricted Securities................................................13
    3.7	 Further Limitations on Disposition...................................13
    3.8	 Legends..............................................................13
    3.9	 Further Representations by Foreign Investor..........................14
4. California Commissioner of Corporations....................................14
    4.1	 Corporate Securities Law.............................................14
5. Conditions of Investors' Obligations at Closing............................14
    5.1	 Representations and Warranties.......................................14
    5.2	 Performance..........................................................14
    5.3	 Restated Certificate.................................................14
    5.4	 Restated Bylaws......................................................14
    5.5	 Termination of Current Contracts.....................................15
    5.6	 Company's Officers and Directors.....................................15
    5.7	 Operating Cash.......................................................15
    5.8	 No Proceedings.......................................................15
    5.9	 Due Diligence........................................................15
    5.10 No Material Adverse Effect...........................................15
    5.11 Proceedings Satisfactory to Counsel..................................15
    5.12 Closing Documents....................................................15
    5.13 Qualifications.......................................................16
    5.14 Proceedings and Documents............................................16
    5.15 Board of Directors...................................................16
    5.16 Opinion of Company Counsel...........................................16
    5.17 Employment Agreement.................................................16
    5.18 Investor's Rights Agreement..........................................16
6. Conditions of the Company's Obligations at Closing.........................16
    6.1	 Representations and Warranties.......................................16
    6.2	 Payment of Purchase Price............................................16
    6.3	 Qualifications.......................................................17
    6.4	 Investor's Rights Agreement..........................................17
7. Miscellaneous..............................................................17
    7.1	 Survival.............................................................17
    7.2	 Successors and Assigns...............................................17
    7.3	 Governing Law; Venue.................................................17
    7.4	 Titles and Subtitles.................................................17
    7.5	 Notices..............................................................17
    7.6	 Finder's Fee.........................................................17
    7.7	 Expenses.............................................................18
    7.8	 Severability.........................................................18
    7.9	 Aggregation of Stock.................................................18
    7.10 Entire Agreement.....................................................18
    7.11 Indemnification......................................................18
    7.12 Counterparts.........................................................19
    7.13 Disclosure...........................................................19


                        COMMON STOCK PURCHASE AGREEMENT

	This Common Stock Purchase Agreement is made on the 15th day of May, 2002 by and among Lifen, Inc., a Delaware corporation (the "Company"), the individual stockholders of the Company listed on Schedule A (the "Stockholders") and James D. Durham and Malahide Investments (individually, an "Investor" and collectively, the "Investors").

	The parties hereby agree as follows:

	1. Purchase and Sale of Stock.

	   1.1 Authorization and Sale of Common Stock.

		(a) On or before the Closing (as defined below), the Company shall adopt and file with the Secretary of State of Delaware the Restated Certificate of Incorporation substantially in the form attached hereto as Exhibit A (the "Restated Certificate").

		(b) On or before the Closing, the Company shall adopt the Restated Bylaws substantially in the form attached hereto as Exhibit B (the "Restated Bylaws").

		(c) At the Closing, the Company shall authorize the issuance and sale to Investors an aggregate number of shares equal to 20% (including these shares) of the fully diluted number of issued and outstanding shares of the Company's Common Stock, par value $0.0001 (including rights, options, or warrants to subscribe for, purchase or otherwise acquire either (i) Common Stock or (ii) any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock).

		(d) Subject to the terms and conditions of this Agreement, Investors agree to purchase at the Closing, and the Company agrees to sell and issue to Investors at the Closing, that number of shares of Common Stock authorized above for an aggregate purchase price of One Hundred Thousand Dollars ($100,000). Each Investor shall purchase that percentage of this aggregate number of shares of Common Stock as shown on Exhibit C.

	   1.2 Closing.

		(a) The closing of the purchase and sale of the Common Stock shall take place at the offices of Brobeck, Phleger & Harrison LLP, Spear Street Tower, One Market Street, San Francisco, California 94105 at 9 A.M., on June 1, 2002 or at such other time and place as the Company and Investors mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to Investors a certificate representing the Common Stock that each Investor is purchasing against payment of the purchase price therefor by check or wire transfer or any combination thereof. If at the Closing any of the conditions specified in Section 5 of this Agreement shall not have been fulfilled, Investors shall, at their election, be relieved of all of its obligations under this Agreement without thereby waiving any other right Investors may have by reason of such failure or such non-fulfillment.

	   1.3 Right to Purchase Additional Shares.

		(a) Subject to subsection 1.3(b) below, on each Vesting Date
(as defined below) after the Closing, each Investor shall also have the right to purchase at a purchase price, or exercise price, of $0.0001 per share that number of shares of Common Stock equal to twenty five percent (25%) of that aggregate number of (i) additional shares of Common Stock issued after the Closing in connection with any Acquisition (as defined below) plus (ii) the aggregate maximum number of additional shares of Common Stock that may be issued pursuant to any security convertible into Common Stock, warrant, option or similar agreement or arrangement granted after the Closing in connection with any Acquisition (whether or not such shares are ever issued). For purposes of this Agreement, the "Vesting Expiration Date" shall mean the first annual anniversary of the closing date of the Company's first Acquisition after the Closing, and "Vesting Date" shall mean the date that is the last day of each calendar month prior to the month in which the Vesting Expiration Date occurs, or, if the Company undergoes a transaction to which subsection 1.3(b)(i) of this Agreement applies prior to the end of any such calendar month and prior to the Vesting Expiration Date, the day preceding the effective date of such transaction. Each Investor's right to purchase these additional shares of Common Stock shall expire one year after the Vesting Expiration Date (the "Expiration Date"). For purposes of this Agreement, "Acquisition" shall mean any business combination in which the Company issues or may issue shares of Common Stock for the consideration thereof, including, without limitation, a stock purchase, sale, merger, joint venture or otherwise and whether in one or more transactions for the purchase of an organization's equity, debt securities or assets, or by means of a merger, consolidation, reorganization, spin-off, joint venture, partnership, tender offer, exchange offer, purchase, lease, licensing arrangement, strategic alliance or any other transaction of a like nature, regardless of form. This right is exercisable with respect to any or all of the shares issuable pursuant to this Section 1.3, at the option of the Investor, at any time and from time to time at or prior to the Expiration Date, upon Investor giving notice of his or its intention to exercise such right and payment of an amount equal to the exercise price multiplied by the number of shares of Common Stock with respect to which this right is being exercised. Payment of the exercise price for the shares of Common Stock issuable pursuant to the rights granted in this Section 1.3 is being exercised shall be made, at the option of Investor, (X) by delivery of cash payable by wire transfer of immediately available funds, (Y) by cancellation by the Investor of indebtedness of the Company to Investor, or (Z) by any combination of items (X)-(Y). Any partial exercise of this right prior to the Expiration Date shall correspondingly reduce the number of shares issuable pursuant to this
Section 1.3.

		(b) The purchase price per share and the number of shares purchasable under this Section 1.3 are subject to adjustment from time to time as follows:

		    (i) Merger, Sale of Assets, Etc. If at any time this right to purchase additional shares of Common Stock is outstanding and unexpired there shall be (A) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity (but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (B) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that each Investor shall thereafter be entitled to receive upon exercise of the rights granted pursuant to this Section 1.3, during the period specified herein and upon payment of the exercise price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon exercise of the right granted in this subsection 1.3 would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this right had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this subsection 1.3(b). The foregoing provisions of this subsection 1.3(b) shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of the rights granted in this Section 1.3. If the per share consideration payable to Investors for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this right with respect to the rights and interests of each Investor after the transaction, to the end that the provisions of this Section 1.3 shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of the rights granted in this
Section 1.3.

		    (ii) Notices. If the Company proposes at any time to merge with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, including any transaction to which subsection 1.3(b)(i) above applies, then the Company shall send to each Investor at least 20 days' prior written notice of the date on which a record shall be taken for determining rights to vote in respect of such event.

		    (iii) Reclassification, etc. At any time this right to purchase additional shares of Common Stock is outstanding and unexpired, if the Company, by reclassification of securities or otherwise, changes any of the securities as to which purchase rights under this Section 1.3 exist into the same or a different number of securities of any other class or classes, this right shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Section
1.3 immediately prior to such reclassification or other change and the exercise price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 1.3(b).

		    (iv) Split, Subdivision or Combination of Shares. At any time this right to purchase additional shares of Common Stock is outstanding and unexpired, if the Company shall split, subdivide or combine the securities as to which purchase rights under this Section 1.3 exist, into a different number of securities of the same class, the exercise price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a reverse split or combination.

		    (v) Adjustments for Dividends in Stock or Other Securities or Property. At any time this right to purchase additional shares of Common Stock is outstanding and unexpired if the Investors shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, the right to purchase additional shares in this Section 1.3 shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of such rights, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such Investor would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this right on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 1.3(b).

		    (vi) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 1.3(b), the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Investor a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such holder, furnish or cause to be furnished to such holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the exercise price at the time in effect; and (iii) the number of shares and the amount, if any, of other property which at the time would be received upon the exercise of this right.

		(c) The Company and the Investors, having adverse interests and as a result of arms-length bargaining, agree that:

		    (i) Neither any Investor nor any affiliated entity has rendered any services to the Company in connection with this Agreement.

		    (ii) The anti-dilution protection being granted by the right to purchase additional shares in this Section 1.3 is not being issued as compensation, but was separately bargained for by Investors.

		    (iii) All tax returns and other information returns of each party relative to this Agreement and to the Common Stock issued pursuant hereto shall consistently reflect the matters agreed to this subsection (c).

	2. Representations and Warranties of the Company. As a material inducement to the Investors to enter into this Agreement and purchase the shares of Common Stock hereunder, the Company and the Stockholders hereby represent and warrant to Investors that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to Investors and special counsel for the Investors prior to execution hereof and attached hereto as Schedule B specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

	   2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required. The Company has all required power and authority necessary to own and operate its property, to carry on its business as now conducted.

	   2.2 Capitalization and Voting Rights. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

		(a) Common Stock. 50,000,000 of common stock, par value $0.0001 ("Common Stock"), of which 9,424,000 are issued and outstanding.

		(b) Preferred Stock. 10,000,000 of Preferred Stock, par value $0.0001 (the "Preferred Stock"), none of which are issued and outstanding.

		(c) The outstanding shares of Common Stock are owned by the stockholders and in the numbers specified in Exhibit D hereto.

		(d) The outstanding shares of Common Stock are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

		(e) There are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

	   2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, or hold any rights to acquire, any interest in any other corporation, association or other business entity nor has the Company ever held such interest. The Company is not a participant in any joint venture, partnership or similar arrangement nor has the Company ever been a participant in any such arrangement.

	   2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investor's Rights Agreement substantially in the form attached hereto as Exhibit F (the "Investor's Rights Agreement"), and all other agreements contemplated hereby to which the Company is a party, the performance of all obligations of the Company hereunder and thereunder, the Restated Certificate, the Restated Bylaws and the authorization, sale and issuance (or reservation for issuance) of the Common Stock being sold hereunder has been taken or will be taken prior to the Closing. The Investor's Rights Agreement and all other agreements contemplated hereby to which the Company is a party and the Restated Certificate constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

	   2.5 Valid Issuance of Common Stock. The Common Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

	   2.6 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor, to the knowledge of the Company, any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the shares of Common Stock, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the shares of Common Stock under the Securities Act.

	   2.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings required pursuant to applicable federal and state securities laws, which filings will be effected within the required statutory period.

	   2.8 Offering. Subject in part to the truth and accuracy of Investors' representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Common Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the qualification or registration requirements of all other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

	   2.9 Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company (or, to the best of the Company's knowledge, threatened against or affecting any of the officers, directors or employees of the Company with respect to their current businesses) that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the business, assets or condition of the Company, financially or otherwise, or any change in the current equity ownership of the Company nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

	   2.10 Compliance with Other Instruments. The Company is not in violation of or default under any provision of its Restated Certificate or Restated Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

	   2.11 Agreements; Action.

		(a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

		(b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,
(ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, other than licenses arising from the purchase of "off the shelf" or other standard products, or (iii) indemnification by the Company with respect to infringements of proprietary rights.

		(c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $1,000 or, in the case of indebtedness and/or liabilities individually less than $1,000, in excess of $2,500 in the aggregate, (iii) made any loans or advances to any person, or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights.

		(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

		(e) All of the contracts, agreements and instruments of the Company are set forth on the Schedule of Exceptions (the "Current Contracts"). The Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument and the Company does not have any present expectation or intention of not fully performing all such obligations. No event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company under any contract, agreement or instrument. The Company has no knowledge of any breach or anticipated breach by the other parties to any contract, agreement, instrument or commitment. The Company shall have no further obligations under the Current Contracts immediately following the Closing.

		(f) The special counsel to the Investors has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements that are referred to on the Schedule of Exceptions pursuant to this Section 2.12, together with all amendments, waivers or other changes thereto.

		(g) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate that adversely affects its business as now conducted, its properties or its financial condition.

		(h) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

	   2.12 Related-Party Transactions. No employee, stockholder, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

	   2.13 Current Reports. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and is in full compliance with all reporting requirements of the Exchange Act.

	   2.14 SEC Documents. As of their respective dates, all of the Company's filings (the "SEC Documents") with the Securities and Exchange Commission (the "SEC") complied in all material respects with the requirements of the Exchange Act or the Act, as applicable, and rules and regulations of the SEC promulgated thereunder and such filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the "Financial Statements") complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was incurred since the last date of such financial statements.

	   2.15 No Liabilities. Except as set forth in the Financial Statements, the Company does not have any liabilities (whether accrued, absolute, unliquidated, contingent or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing The Company is not a guarantor or indemnitor of any indebtedness of any
other person, firm or corporation.   The Company maintains and will continue to
maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

	   2.16 Changes.  Since February 28, 2002 there has not been:

		(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements;

		(b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the assets, properties, financial condition, operating results or business of the Company;

		(c) any waiver by the Company of a valuable right or of a debt owed to it;

		(d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company;

		(e) any change or amendment to a contract or arrangement by which the Company or any of its assets or properties is bound or subject;

		(f) any change in any compensation arrangement or agreement with any employee;

		(g) any sale, assignment or transfer of any patents or patent applications, trademarks or trademark applications, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosure of any proprietary confidential information to any person;

		(h) any declaration, payment, setting aside or other distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities (including without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

		(i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

		(j) any charitable contributions or pledges made by the Company;

		(k) capital expenditures or commitments therefor made by the Company;

		(l) any loans or advances to, guarantees for the benefit of, or any investments in, any person (including but not limited to any of the Company's employees, officers or directors, or any members of their immediate families), corporation, partnership, joint venture or other entity made by the Company;

		(m) any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition or future operating results of the Company; or

		(n) any agreement or commitment by the Company to do any of the things described in this Section 2.16.

	   2.17 Tax Returns.  Except as set forth on the Schedule of Exceptions,
(a) The Company has timely filed all tax returns (federal, state and local) required to be filed by it and all Taxes (as defined below), assessments and other government charges imposed upon the Company, or upon any of the assets, income or franchises of the Company, have been timely paid or, if not yet payable, are adequately accrued on the Company's books and records; (b) there are no actual or proposed Tax deficiencies, assessments or adjustments with respect to the Company or any assets or operations of the Company; (c) no consent has been given with respect to the Company to extend the time in which any Tax may be assessed or collected by any taxing authority; (d) there are no ongoing or pending Tax audits by any taxing authority against the Company; (e) the Company has never filed a consent relating to any assets or property pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to collapsible corporations; and (f) none of the assets or income items of the Company has been or potentially is subject to Tax under Code Section 1374 (or any corresponding provision of state, local or foreign law). "Tax" or "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall, profits, environmental, customs, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other similar tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever, including any interest, penalties or additions to Tax or additional amounts with respect to the foregoing.

	   2.18 Environmental and Safety Laws. The Company, the operation of its business and any real property that the Company owns or has owned, leases or has leased or otherwise occupies or uses or has occupied or used (the "Premises") are in compliance with all applicable Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations, and the Company is not aware of any basis therefor. No material expenditures are or will be required in order to comply with any Environmental Laws. For purposes of this Agreement, the term "Environmental Laws" shall mean any Federal, state, local or foreign law, ordinance, rule, regulation, permit and authorization pertaining to the protection of human health or the environment.

	   2.19 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Common Stock and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement (including all the exhibits and schedules hereto) nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. Except as set forth in this Agreement or the Schedules or Exhibits attached hereto, there is no fact that the Company has not disclosed to the Investor in writing and of which any of its officers, directors or executive employees is aware and that has had or would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company.

	   2.20 Registration Rights. Except as provided in the Investor's Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

	   2.21 Corporate Documents; Minute Books. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been approved by the Investors), the Restated Certificate and Restated Bylaws of the Company are in the form previously provided to special counsel for the Investors. The minute books of the Company provided to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

	   2.22 Title to Property and Assets. The property and assets the Company owns are owned by the Company free and clear of all mortgages, liens, loans and encumbrances, except (i) as reflected in the Financial Statements,
(ii) for statutory liens for the payment of current taxes that are not yet delinquent, and (iii) for liens, encumbrances and security interests that arise in the ordinary course of business and minor defects in title, none of which, individually or in the aggregate, materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses
(i)-(iii).

	   2.23 Employee Benefit Plans. The Company presently does not maintain or contribute to, and has never maintained or contributed to, any "employee benefit plan," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the Company's best knowledge, any such employee benefit plan listed on the Schedule of Exceptions is in compliance with ERISA and the Code.

	   2.24 No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investors pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

	3. Representations and Warranties of each Investor. Each Investor hereby represents, warrants and covenants that:

	   3.1 Authorization. Such Investor has full power and authority to enter into the Investor's Rights Agreement, and such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

	   3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Common Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

	   3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Common Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Common Stock and the properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

	   3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Common Stock.

	   3.5 Accredited Investor. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

	   3.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Securities (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Act, the Common Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

	   3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and the Investor's Rights Agreement, and:

		(a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

		(b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

	   3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

		(a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

	Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

	   3.9 Further Representations by Foreign Investor. If an Investor is not a United States person, such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor's subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of its jurisdiction.

	4. California Commissioner of Corporations.

	   4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

	5. Conditions of Investors' Obligations at Closing. The obligations of Investors under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

	   5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

	   5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

	   5.3 Restated Certificate. The Restated Certificate shall have been duly adopted by the Company's stockholders and filed with the Secretary of State of Delaware.

	   5.4 Restated Bylaws. The Restated Bylaws shall have been duly adopted by the Company's Board of Directors.

	   5.5 Termination of Current Contracts. All of the Current Contracts shall be terminated, effective as of the Closing, and the Company shall have no future obligations or liabilities under such agreements.

	   5.6 Company's Officers and Directors. The Company shall have received the resignation of all of its current directors and officers. James D. Durham shall have been appointed Secretary of the Company.

	   5.7 Operating Cash. The Company shall have a minimum of Four Hundred Thousand Dollars ($400,000) cash available in its bank account for operating expenses incurred after the Closing, exclusive of the purchase price for the Common Stock purchased hereunder.

	   5.8 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against either the Investors or the Company or against any person affiliated with either the Investors or the Company, any proceeding involving a challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby or the Company's ability to become eligible for trading on the over-the-counter bulletin board.

	   5.9 Due Diligence. The Investors shall have completed and approved their due diligence review of the business, affairs, operations and prospects of the Company as determined in their sole and absolute discretion.

	   5.10 No Material Adverse Effect. Since the date of this Agreement, the Company shall not have experienced any material adverse effect on its business, assets, properties, operations or condition (financial or otherwise).

	   5.11 Proceedings Satisfactory to Counsel. All proceedings taken by the Company and the Stockholders and all instruments executed and delivered by the Company and the Stockholders on or prior to the Closing in connection with the transactions contemplated herein shall be reasonably satisfactory in form and substance to counsel for the Investors.

	   5.12 Closing Documents. The Company shall have delivered to Investors all of the following documents:

		(a) A Compliance Certificate, dated the date of the Closing, stating that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, operations, properties, assets or condition of the Company since February 28, 2002.

		(b) Certified copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of the Investor's Rights Agreement and each of the other agreements contemplated hereby, the filing of the amendment and restatement of the Restated Certificate, the adoption of the Company's Restated Bylaws, the issuance and sale of the Common Stock and the consummation of all other transactions contemplated by this Agreement;

		(c) Certified copies of the Restated Certificate and the Company's Restated Bylaws, each as in effect at the Closing;

		(d) Certificates of good standing issued by the secretary of state for each state where the Company is authorized to do business; and

		(e) Copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal).

	   5.13 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

	   5.14 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

	   5.15 Board of Directors. The Company shall have taken all necessary corporate action such that immediately following the Closing, the directors of the Company shall be James D. Durham, F. Scott Gross, Robert Kenneth and Robert Oliver, and there shall be one vacancy on the Board of Directors.

	   5.16 Opinion of Company Counsel. nvestors shall have received from Simone V. Palazzolo, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit G.

	   5.17 Employment Agreement. The Company and James D. Durham shall have entered into that certain Employment Agreement in the form attached hereto as Exhibit E.

	   5.18 Investor's Rights Agreement. The Company and each other Investor shall have entered into the Investor's Rights Agreement in the form attached as Exhibit F.

	6. Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

	   6.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

	   6.2 Payment of Purchase Price. Investor shall have delivered the purchase price specified in Section 1.1(b).

	   6.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

	   6.4 Investor's Rights Agreement. Each Investor shall have entered into the Investor's Rights Agreement in the form attached as Exhibit E.

	7. Miscellaneous.

	   7.1 Survival. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

	   7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

	   7.3 Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within San Francisco County, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

	   7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

	   7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

	   7.6 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

	   7.7 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees of special counsel for the Investors, and shall, upon receipt of a bill therefor, reimburse the reasonable out of pocket expenses of such counsel. If any action at law or in equity is necessary to enforce or interpret the terms of the Investor's Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

	   7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

	   7.9 Aggregation of Stock. All shares of the Common Stock or Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

	   7.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

	   7.11 Indemnification. The Company and the Stockholders agree to indemnify and hold harmless each Investor (the "Indemnitee"), against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions, to which the Indemnitee may become subject under the Securities Act of 1933, as amended (the "Act"), and any rules or regulations promulgated thereunder, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any rules or regulations promulgated thereunder, or any state law or regulation, or common law, arising out of, related to or in any way attributable to the Indemnitee's investment in the Company, including, but not limited to, investigations, proceedings, claims or actions and any expenses, losses, damages or liabilities (or actions in respect thereof) that arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company contained herein, (ii) any untrue statement or alleged untrue statement of any material fact contained in any registration statement filed by the Company or any amendment or supplement thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of any material fact contained in any prospectus distributed by the Company or any amendment or supplement thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iv) any statement by or on behalf of the Company or action taken by the Company. Upon written request, the Company agrees to reimburse the Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions, as such expenses or other costs are incurred. The Indemnitee may select its own counsel.

	This indemnity shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Indemnitee within the meaning of the Act or the Exchange Act. This indemnity shall be in addition to any obligations that the Company may otherwise have with respect to each Investor, including, but not limited to, any obligations to such Investor or representatives of such Investor in their individual capacities as directors of the Company.

	   7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

	   7.13 Disclosure. Except and to the extent required by law, without the prior written consent of the Investors, neither the Company nor the Stockholders will, and each will direct their respective representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, the potential purchase of Common Stock by the Investors hereunder, or any of the terms, conditions, or other aspects of the transactions contemplated by this Agreement. If a party is required by law to make any such disclosure, it must first provide the Investors the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LIFEN, INC.

     /s/ Robert Gordon, President
-----------------------------------------------

INVESTORS:

     /s/ James D. Durham
-----------------------------------------------

MALAHIDE INVESTMENTS

     /s/ Malahide Investments
-----------------------------------------------

STOCKHOLDERS:

ATLANTIC INTERNATIONAL CAPITAL HOLDINGS LTD.

     /s/ Leah K Scott, Secretary
-----------------------------------------------

AWIXA TRUST

     /s/ Awixa Trust
-----------------------------------------------

GABLE INTERNATIONAL

     /s/ Gable International
-----------------------------------------------

AUSTRALIAN ADVISORS

     /s/ Australian Advisors
-----------------------------------------------

     /s/ Richard Iamunno
-----------------------------------------------

     /s/ James T. Patten
-----------------------------------------------

     /s/ Robert Gordon
-----------------------------------------------

J.J. Kadele

     /s/ Salvatore Messina
-----------------------------------------------

PEARLCO

     /s/ Rejesh Grover, President
-----------------------------------------------

REMSEN GROUP LTD.

     /s/ Martin Saposnick, President
-----------------------------------------------

WILMONT HOLDINGS CORP.

     /s/ Joseph Messina, President
-----------------------------------------------